Exhibit 99.2

[OPENWAVE LOGO]

OPENWAVE REPORTS FOURTH QUARTER AND FISCAL 2003 YEAR END RESULTS

REDWOOD CITY, Calif. — July 24, 2003 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for the fourth fiscal quarter ended June 30, 2003 were $66.5 million, an increase from the third fiscal quarter revenue of $63.5 million. Revenues for the twelve months ended June 30, 2003 were $268 million.

The Company delivered results at the high end of the range for management’s outlook with respect to a number of metrics in addition to revenue. These metrics included gross margins of 73 percent, ending total cash and investments of $234.1 million, and EBITDA without restructuring charges ahead of the outlook.

“We are pleased that we delivered to plan and grew revenue this quarter amid challenging market conditions,” said Don Listwin, president and CEO of Openwave. “Our position in the industry is improving as mobile data is becoming a strategic initiative for operators worldwide.”

Based on Generally Accepted Accounting Principles (GAAP), net loss for the fourth fiscal quarter of 2003 was $25.7 million, or $0.14 per basic share, compared to a net loss of $23.2 million, or $0.13 per basic share, for the third fiscal quarter. The per share amounts are based on 179.2 and 178.6 million weighted-average basic and diluted shares outstanding for the two comparative periods, respectively. EBITDA loss, which consists of earnings before interest, taxes, depreciation and amortization of assets including deferred stock-based compensation expense, was $13.4 million. EBITDA loss without restructuring-related charges was $5.5 million. The Company considers EBITDA to be an important measure of performance because it reflects the resources available to fund the Company’s operations, and it is an important metric often used by investors to evaluate the performance of a business.

In connection with the cost reduction plan announced on June 19, 2003, the Company recorded $8.6 million in restructuring-related charges during the quarter. In addition, the Company recorded $1.3 million in charges during the quarter that resulted primarily from changes in

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Page 2 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

estimates of certain operating leases from the prior restructuring plans. The combined restructuring impact was $.05 per basic share.

As of June 30, 2003, the Company had cash, cash equivalents, short-term and long-term investments totaling $234.1 million, of which $22.3 million is set aside as restricted cash. Net cash used for operating activities during the three months ended June 30, 2003 was $8.1 million, which includes $3.7 million of cash used for restructuring costs. Net cash provided by financing and investing activities was $25.2 million, which includes $24.9 million in net proceeds from the sale of short- and long-term investments. Total assets and stockholders’ equity were $366.7 million and $182.3 million, respectively, as of June 30, 2003.

First Quarter Fiscal 2004 Business Outlook

Openwave’s Business Outlook set forth below will be available on the Company’s Investor Relations Web site throughout the current quarter. Notwithstanding changes in our outlook that may occur in the interim, we do not expect to update the Business Outlook until the release of our next quarterly earnings announcement; however, Openwave reserves the right to update the full Business Outlook or any portion thereof at any time for any reason. The following statements are forward looking and actual results may differ materially due to factors noted below, among others.

Management’s current outlook for the quarter ending September 30, 2003 is that revenues will be within a range of $64 million plus or minus 10 percent, gross profit will be between 71 and 74 percent of revenues, and GAAP net loss per share will be between $0.05 and $0.14 per share.

For the quarter ending September 30, 2003, management expects EBITDA loss to be approximately $1 million to $15 million, including $2.5 to $3.5 million in restructuring charges. The EBITDA loss outlook excludes approximately $8.4 million in charges for interest, tax, depreciation, and amortization, which amounts would be included in GAAP net income. Management expects to have cash, cash equivalents, short-term and long-term investments, inclusive of restricted cash, of $205 to $215 million as of September 30, 2003.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. EDT today to discuss its financial results for the fourth fiscal quarter. Interested parties may access the conference call over the

Page 3 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

Internet through the Company’s web site at www.openwave.com or by telephone at (888) 428-4480 or (651) 291-5254. A replay of the conference call will be available for 72 hours beginning at 5:30 p.m. Pacific time on July 24 by calling (800) 475-6701. The replay can be accessed internationally by calling (320) 365-3844, reservation number: 690563.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading provider of open software products and services for the communications industry, serving more than 70 mobile operators, 47 handset manufacturers and 22 broadband suppliers. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Headquartered in Redwood City, California, Openwave has offices in 28 locations and in 14 countries. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the potential negative reaction by our customers to our reduced size and market capitalization; (f) the ability to recruit and retain qualified, experienced employees; (g) the willingness of communication service providers to invest and improve their data networks; (h) the ability to successfully partner with other companies; (i) the ability to acquire additional companies and technologies and integrate such acquisitions; (j) increased global competition; (k) technological changes and developments; (l) general risks of the Internet and wireless and wireline telecommunications sectors; and (m) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended

Page 4 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

June 30, 2002, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS:

Bonnie McBride

The Global Consulting Group

415-388-1635

Bonnie.mcbride@tfn.com

Joshua Pace

Chief Accounting Officer

Openwave Systems Inc.

650-480-4999

investor@openwave.com

MEDIA CONTACT:

Michele Landry

Openwave Systems Inc.

650-480-4622

Michele.landry@openwave.com

Page 5 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Unaudited			Audited
	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,
	2003	2003	2002	2003	2002
Revenues:
License	$32,056	$35,011	$33,996	$143,034	$238,796
Maintenance and support services	22,209	18,494	18,374	78,530	76,273
Professional services	8,014	4,933	12,483	27,048	44,484
Project	4,264	5,033	5,279	19,343	5,279

Total revenues	66,543	63,471	70,132	267,955	364,832

Cost of revenues:
License	797	904	1,252	3,923	9,237
Maintenance and support services	6,708	6,571	7,408	28,972	30,848
Professional services	6,394	5,911	6,494	23,554	26,849
Project	3,833	4,381	4,708	17,369	4,708
Amortization of acquisition-related contract intangibles	438	303	—	2,141	—

Total cost of revenues	18,170	18,070	19,862	75,959	71,642

Gross profit	48,373	45,401	50,270	191,996	293,190

Operating Expenses:
Research and development	26,796	27,256	30,319	115,119	135,136
Sales and marketing	24,781	27,058	35,299	115,199	161,046
General and administrative	8,670	9,343	12,820	46,998	56,470
Restructuring and other related costs	9,926	—	1,439	93,117	35,801
Stock-based compensation	901	686	2,559	3,681	14,866
Amortization and impairment of goodwill and other intangible assets	252	460	437,195	10,535	1,136,109
Accelerated amortization related to planned facility closings	—	—	—	—	1,931
Merger, acquisition and other integration-related costs	—	—	—	386	570

Total operating expenses	71,326	64,803	519,631	385,035	1,541,929

Operating loss	(22,953)	(19,402)	(469,361)	(193,039)	(1,248,739)
Interest and other income, net	1,830	1,372	2,085	6,941	11,445
Impairment of nonmarketable equity securities	(1,464)	(1,864)	(383)	(5,328)	(5,585)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(22,587)	(19,894)	(467,659)	(191,426)	(1,242,879)
Income taxes	3,116	3,320	7,093	10,985	17,879

Loss before cumulative effect of change in accounting principle	(25,703)	(23,214)	(474,752)	(202,411)	(1,260,758)
Cumulative effect of change in goodwill accounting principle	—	—	—	(14,547)	—

Net Loss	$(25,703)	$(23,214)	$(474,752)	$(216,958)	$(1,260,758)

Basic and diluted net loss per share	$(0.14)	$(0.13)	$(2.73)	$(1.22)	$(7.28)

Shares used in computing basic and diluted net loss per share	179,200	178,641	174,216	177,943	173,193

Page 6 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Audited	Unaudited	Audited
	June 30,	March 31,	June 30,
	2003	2003	2002
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$172,684	$189,859	$214,199
Accounts receivable, net	62,125	75,559	96,571
Other current assets	13,218	8,520	11,432

Total current assets	248,027	273,938	322,202

Property and equipment, net	44,582	53,027	77,559
Long-term investments	39,195	30,083	79,962
Restricted cash	22,271	22,556	22,349
Goodwill, intangibles and other assets	12,594	15,391	28,640

	$366,669	$394,995	$530,712

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,844	$3,941	$4,926
Accrued liabilities	36,377	38,848	49,957
Accrued restructuring costs	18,358	13,157	5,751
Deferred revenue	73,790	79,352	66,858

Total current liabilities	132,369	135,298	127,492

Accrued restructuring costs—long term	48,152	49,494	6,844
Deferred rent obligations	3,870	3,600	3,480

Total liabilities	184,391	188,392	137,816

Total stockholders’ equity	182,278	206,603	392,896

	$366,669	$394,995	$530,712

Page 7 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Unaudited			Audited
	Three Months Ended			Twelve Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30,
				2003	2002
Cash flows from operating activities:
Net loss	$(25,703)	$(23,214)	$(474,752)	$(216,958)	$(1,260,758)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation, amortization and impairment of intangibles	8,304	8,878	447,789	47,207	1,184,159
Impairment of nonmarketable equity securities	1,464	1,864	383	5,328	5,585
Provision for (recovery of) doubtful accounts	(1,959)	(393)	1,630	3,032	10,630
Cumulative effect of change in accounting principle	—	—	—	14,547	—
Impairment of property and equipment — restructuring related	2,083	—	—	14,285	5,339
Other non-cash operating activities	(70)	112	19	145	712
Changes in operating assets and liabilities:	7,786	(8,730)	19,444	74,366	22,301

Net cash used for operating activities	(8,095)	(21,483)	(5,487)	(58,048)	(32,032)

Cash flows from investing activities:
Purchases of property and equipment, net	(731)	(1,294)	(2,243)	(8,259)	(20,687)
Acquisitions, net of cash acquired	—	(677)	(2,321)	(18,973)	(23)
Net proceeds of short-term investments	35,035	14,575	42,403	93,840	97,974
Net proceeds (purchases) of long-term investments	(10,140)	(23,994)	1,143	(13,501)	(43,011)
Other	285	—	(927)	629	(4,576)

Net cash provided by (used for) investing activities	24,449	(11,390)	38,055	53,736	29,677

Cash flows from financing activities:
Net proceeds from issuance of common stock, net	727	104	9,914	2,800	17,407
Net proceeds from put warrants	—	—	—	—	3,864
Repurchases of treasury stock	—	—	(19,350)	—	(38,089)
Other	—	—	(112)	152	(2,252)

Net cash provided by (used for) financing activities	727	104	(9,548)	2,952	(19,070)

Effect of exchange rate on cash and cash equivalents	—	—	—	—	137

Net decrease in cash and cash equivalents	17,081	(32,769)	23,020	(1,360)	(21,288)
Cash and cash equivalents at beginning of period	122,258	155,027	117,679	140,699	161,987

Cash and cash equivalents at end of period	$139,339	$122,258	$140,699	$139,339	$140,699

Page 8 of 8 — Openwave Reports Fourth Quarter and Fiscal 2003 Year End Results

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION—UNAUDITED

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,
	2003	2003	2002	2003	2002
EBITDA Computation:
GAAP net loss	$(25,703)	$(23,214)	$(474,752)	$(216,958)	$(1,260,758)
Add back:
Income taxes	3,116	3,320	7,093	10,985	17,879
Interest income, net	(1,184)	(1,160)	(2,132)	(5,928)	(12,317)
Depreciation and amortization	7,403	8,192	106,432	35,481	553,692
Impairment of goodwill and other intangible assets	—	—	338,798	22,592	618,272
Impairment of property and equipment	2,083	—	—	14,285	5,339
Stock-based compensation	901	686	2,559	3,681	12,195

Earnings before interest, taxes, depreciation and amortization	$(13,384)	$(12,176)	$(22,002)	$(135,862)	$(65,698)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,
	2003	2003	2002	2003	2002
Reconciliation of EBITDA to Cash Flows Used for Operating Activities
Earnings before interest, taxes, depreciation and amortization	$(13,384)	$(12,176)	$(22,002)	$(135,862)	$(65,698)
Income taxes	(3,116)	(3,320)	(7,093)	(10,985)	(17,879)
Interest income, net	1,184	1,160	2,132	5,928	12,317
Impairment of nonmarketable equity securities	1,464	1,864	383	5,328	5,585
Provision for (recovery of) doubtful accounts	(1,959)	(393)	1,630	3,032	10,630
Other non-cash operating activities	(70)	112	19	145	712
Changes in operating assets and liabilities	7,786	(8,730)	19,444	74,366	22,301

Cash flows used for operating activities	$(8,095)	$(21,483)	$(5,487)	$(58,048)	$(32,032)